                                                                   EXHIBIT 10.21

                      MANUFACTURING SUB-LICENSE AGREEMENT

This Manufacturing Sub-License Agreement ("Agreement") is made this 27th day of July, 1995 and effective as of the date of that Agreement entitled Exclusive World Wide Product License and Purchase Option entered between Nu Skin International, Inc. and the Millot Cosmetic Corporation.

Parties
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This Agreement is made between Nu Skin International, Inc. a U.S. corporation duly registered under the laws of the State of Utah ("NSI") and Nu Skin Japan, Inc. a U.S. corporation duly registered under the laws of the State of Utah ("NSJ").

                                  WITNESSETH

WHEREAS, NSI is the exclusive licensee of Product defined herein at Article 1.1 respecting their manufacture, distribution, use, sales and an exclusive right to sub-license such Products; and,

WHEREAS, NSJ desires to secure an exclusive sub-license to distribute, make, use and sell the Products, in the Territory as defined herein in Article 1.2, and NSI is willing to grant such an exclusive sub-license upon the terms and conditions set forth in this Agreement; and,

WHEREAS, NSJ is suited to manufacture and distribute the Products under sub-license in the Territory by virtue of its know how and expertise surrounding distribution of such Products; and,

WHEREAS, the parties desire to memorialize their agreement effective as of the Effective Date.

NOW THEREFORE, in consideration of the premises and undertakings set forth in this Agreement the parties agree as follows:

Article 1 (Definitions)
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1.1 The term "Product(s)" shall mean the products individually and collectively set forth in Attachment "1" and their formulae, mixing processes and associating manufacturing technology and know how.

1.2 The term "Territory" shall mean the entire area and jurisdiction comprising the country of Japan. The Territory defined in this Agreement may be modified from time to time by written amendment, signed by the parties.

1.3 The term "Confidential Information" shall mean, without limitation, all information, materials, and other commercially valuable information provided by or to emanating from NSI to NSJ or NSJ to NSI relating to the subject matter of this Agreement

1.4 The terms "Effective Date" shall mean the date of execution of the Exclusive World Wide Product License and Purchase Option between NSI and the Millot Cosmetic Corporation, which was the 3rd day of October 1994.

Article 2 (Grant of Exclusive Sub-License)
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2.1 NSI hereby grants to NSJ the sole and exclusive right and sub-license to distribute, make, have made, use and sell the Product(s) in the Territory. NSJ shall have the right to prevent all third parties from infringing any NSJ rights to any third party. NSI shall not sell, make or distribute the Product(s) in the Territory, nor shall NSI disclose any Confidential Information regarding the Product(s) without written consent from NSJ.

2.2 The sub-license granted in this Agreement shall remain in force until the termination of this Agreement in accordance with its terms.

2.3 NSI represents and warrants that no right granted under this Agreement infringes upon the right of any third party. NSI shall indemnify NSJ in the event of any third party litigation arising from the terms of this Agreement. NSJ shall have the right to manufacture, have manufactured or distribute any of the Products in the Territory which may be in its business judgement, profitable for its operations in the Territory.

2.4 As compensation for the exclusive sub-license granted pursuant to the terms of this Agreement NSJ shall pay to NSI a royalty equivalent to three percent (3%) (or as otherwise mutually agreed upon by the parties) of its sales, net consumption tax, of all Products sold in the Territory during the entire term of this Agreement.

2.5 NSJ shall give NSI a written statement of the sales volume of Products achieved during such period in the Territory, this statement shall be certified as to its correctness by NSJ's Principal Financial Office and dispatched to NSI within thirty (30) days following the close of each such period.

2.6 Amounts due and payable are to be made thirty (30) days after the last day of each quarter based upon sales to the last day of each such period. For the purpose of computing the royalty, Products shall be considered sold when recognized for accounting purposes as a sale by NSJ to NSI Independent Distributors in the Territory.

2.7 The parties hereto agree that the royalty shall remain competitive in the market and shall be determined by negotiated arms length standard and may be amended from time to time as agreed upon by the parties in writing.

2.8 NSJ shall keep complete and accurate records of its activities under this Agreement which shall be open to inspection by authorized representatives of NSI at any reasonable time. NSI may also appoint a CPA or equivalent of NSI's choice in the Territory for the purpose of auditing NSJ's relevant records.

2.9 Payment made by NSJ to NSI under this Agreement and shall be payable in Japanese YEN. Payment shall be made either directly to NSI in immediately available funds by wire transfer to Zion's First National Bank, Provo Branch, Provo, Utah, U.S.A. - account number 32927931, or by such other means of payment as designated by NSI.

2.10 Without limiting any of NSI's other rights and remedies under this Agreement, amounts outstanding under the terms of this Agreement not paid within ninety (90) days from the date due and payable, as set forth in the payment provisions herein, shall bear interest at the prime rate as reported in the Wall Street Journal plus two percent (2%) for the period outstanding. Whether or not interest charges are actually levied is at the discretion of NSI.

Article 3 (Disclosure and Confidentiality)
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3.1 During the term of this Agreement, NSI hereby agrees to transmit and disclose to NSJ any technical information as is reasonably sufficient for NSJ to evaluate the Product(s) under the terms of this Agreement.

3.2 NSJ and NSI hereby agree to keep secret and confidential from any third party any Confidential Information relating to the Product(s) or other valuable commercial information disseminated to the other party.

Article 4 (Trademarks and Tradenames)
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4.1 NSJ agrees that NSI is the owner of all right, title and interest in or the sole authorized licensee to any trademark or tradename applied to or associated with the Products. NSJ agrees not to contest NSI's ownership or interest in any legal proceedings or otherwise. NSJ and NSI have entered a separate Trademark/Tradename Licensing Agreement respecting the Territory. The parties agreed that this Agreement will not affect the terms of the Trademark/Tradename Licensing Agreement; the terms of this Agreement shall be interpreted consistently with the terms of the Trademark/Tradename Licensing Agreement between the parties.

Article 5 (Duration and Termination)
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5.1 The term of this Agreement shall be three (3) years from the date of its effective date, and this Agreement shall be renewed for an additional successive terms of three (3) years, unless either party gives the other three (3) months prior written notice of intention to terminate this Agreement.

5.2 In the event that either party defaults or breaches any provisions in this Agreement, the other party will have the right to terminate this Agreement by giving written notice to the defaulting party, provided that however, if the defaulting party cures the default of breach within sixty (60) days after notice is given this Agreement will continue in force.

5.3 Upon termination of this Agreement NSJ may notify NSI of the amount of Product(s) NSJ has on hand and NSJ shall have a license to sell the amounts on hand in the Territory.

Article 6 (Governing Law)
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This agreement shall be interpreted according to the law of the State of Utah, U.S.A.

Article 7 (Notices)
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Any notice under this Agreement will be deemed sufficient if given by registered mail to the party receiving the notice at the address hereafter provided by the parties to the other.

Article 8 (Modification and Assignment)
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This Agreement may not be transferred, amended or otherwise assigned without the written consent of both parties.

Article 9 (Severability)
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If any provision of this Agreement is judged by a court in any jurisdiction to be invalid or unenforceable, the remaining terms and conditions will be unaffected and fully enforceable at law.

Article 10 (Entire Agreement)
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This Agreement represents the entire understanding between the parties concerning the subjects covered herein and supersedes all other agreements, negotiations and understandings, expressed or implied, between the parties.

Article 11 (Governing Language)
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If there are any differences between the English language text of the terms and conditions of this Agreement and any prepared Japanese language text translation, for all purposes the English language text shall be conclusive.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above, with the intention that it be effective upon the Effective Date.

NU SKIN INTERNATIONAL, INC.


By:  /s/ Blake M. Roney
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    Name:  Blake M. Roney
    Title: President & C.E.O.


NU SKIN JAPAN, INC.


By:  /s/ Michael D. Smith
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    Name:  Michael D. Smith.
    Title: General Counsel, Vice President and Assistant Secretary

ATTACHMENT #1

PRODUCT(S):
1-      White Skin Lotion C
2-      White Milk Lotion C
3-      White Cream C
4-      White Essence C
5-      Extra Mild Skin Lotion
6-      Extra Mild Milk Lotion
7-      Extra Mild Cream
8-      Extra Mild Essence
9-      UV Make-up Base
10-     Face Cleansing Gel
11-     Finishing Pressed Powder